EXHIBIT 23.2







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 10, 2003, which appears on page 1 of the Current Report on Form 8-K/A of El Capitan Precious Metals, Inc. filed on May 30, 2003.

/s/ Gelfond Hochstadt Pangburn, P.C.

GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
September 12, 2003